EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-53001 of Acceptance Insurance Companies Inc. on Form S-3 of the reports of Deloitte & Touche dated March 28, 1994, appearing in the Annual Report on Form 10-K/A-2 of Acceptance Insurance Companies Inc. for the year ended December 31, 1993. Such report includes an explanatory paragraph regarding the change in accounting method as described in Note 1 to the consolidated financial statements.

We also consent to the incorporation by reference in the above mentioned Registration Statement of the report of Deloitte & Touche dated April 20, 1992 (July 7, 1993 as to Note P) relating to the consolidated financial statements of The Redland Group, Inc. and subsidiaries for the years ended December 31, 1991 and 1990, appearing in the Current Report on Form 8-K of Acceptance Insurance Companies Inc. dated July 2, 1993.

We consent to the references to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this registration statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 31, 1994